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                                                                      EXHIBIT 11

                 AMES DEPARTMENT STORES, INC. AND SUBSIDIARIES
                  SCHEDULE OF COMPUTATION OF BASIC AND DILUTED
                             NET EARNINGS PER SHARE
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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
                                                                            52 WEEKS       53 WEEKS       52 WEEKS
                                                                              ENDED          ENDED          ENDED
                                                                            JANUARY 30,    JANUARY 31,    JANUARY 25,
                                                                              1999           1998           1997
                                                                            -----------    -----------    -----------
Income before extraordinary item.........................................     $33,830        $34,546        $18,655
Extraordinary loss, net..................................................          --             --         (1,354)
                                                                              -------        -------        -------
     Basic and diluted net income........................................     $33,830        $34,546        $17,301
                                                                              -------        -------        -------
                                                                              -------        -------        -------
For Basic Earnings Per Share:
  Weighted average number of common shares outstanding during the
     period..............................................................      23,010         21,723         20,467
Basic earnings per share:
  Basic income per share before extraordinary item.......................     $  1.47        $  1.59        $  0.91
  Extraordinary loss.....................................................          --             --          (0.06)
                                                                              -------        -------        -------
     Basic net income per share..........................................     $  1.47        $  1.59        $  0.85
                                                                              -------        -------        -------
                                                                              -------        -------        -------
For Diluted Earnings Per Share:
  Weighted average number of common shares outstanding during the
     period..............................................................      23,010         21,723         20,467
  Add: Common stock equivalent shares represented by
        -- Series B Warrants.............................................          98             95               (a)
        -- Series C Warrants.............................................         440          1,018          1,191
        -- Options under 1994 Management Stock Option Plan and 1998 Stock
           Incentive Plan................................................         606             47            147
        -- Options under 1994 Non-Employee Director Stock Option Plan....          62            766              7
                                                                              -------        -------        -------
  Weighted average number of common and common equivalent shares used in
     the calculation of diluted earnings per share.......................      24,216         23,649         21,812
                                                                              -------        -------        -------
                                                                              -------        -------        -------
Diluted earnings per share:
  Diluted income per share before extraordinary item.....................     $  1.40        $  1.46        $  0.85
  Extraordinary loss.....................................................          --             --          (0.06)
                                                                              -------        -------        -------
  Diluted net income per share...........................................     $  1.40        $  1.46        $  0.79
                                                                              -------        -------        -------
                                                                              -------        -------        -------
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(a) These options/warrants were not considered common stock equivalent shares because the exercise price exceeded the market price of the common stock for all or substantially all of the period.